MARKETING AFFINITY PROGRAM

THE AGREEMENT is made between Contemporary Information Corporation, (hereinafter referred to as "CIC") and Co-Signer.com, Inc. J hereinafter referred to as "AGENT"), is made with reference to the following facts.

AGENT is a registered_______________________ corporation under the laws of the State of Nevada , having its principal place of business at 8275 S. Eastern Avenue, Suite 200-661, Las Vegas NV 89123-2545. CIC is a California Corporation, having its office at 42913 Capital Dr. Unit 101 Lancaster, CA 93535, engaged in tenant and employment background screening. CIC provides to members of the real estate community, consumer information obtained from various sources, including public records and national credit reporting services, which CIC provides through an automated internet based computer delivery system (hereinafter referred to as "online") and through "800" toll free telephone service for voice communication and/or facsimile service. The consumer information provided by CIC is hereinafter referred to as the "CIC Products and Services".

AGENT desires to inform its membership of the availability of CIC Products and Services through CIC's 800 number (for voice communication), facsimile service, print media, email and/or online. CIC is willing to provide such services to the AGENT membership under the terms and provisions set forth in this agreement.

THEREFORE, in consideration of the promises and the mutual agreements herein contained, AGENT and CIC agree as follows:

1.  CIC agrees to provide qualifying AGENT members with the appropriate account numbers and online login instructions which will allow AGENT members to obtain the CIC Products and Services through CIC's 800 telephone line for (voice communication), facsimile service and/or online (internet delivery). CIC agrees to provide the CIC Products and Services to AGENT members, and to charge for providing CIC Products and Services in accordance with CIC's standard fee. CIC's current fee schedule is attached hereto as Exhibit A1 and Exhibit A2 incorporated herein by this reference. CIC may increase its fees to AGENT members by giving thirty (30) days advance written notice to AGENT at all times during the terms of this agreement.

2.  At AGENT's expense AGENT is encouraged to, but shall not be obligated to, publicize the availability of CIC Products and Services to AGENT members; provided, however that AGENT shall submit all written publicity materials to CIC for its approval, prior to distribution thereof which approval shall not unreasonably be withheld. In such publicity, and otherwise AGENT shall not make any representations or warranties concerning CIC Products and Services, except as to specifically approved by CIC.

3.  During the term of this Agreement, CIC shall pay to AGENT, for marketing and other service a fee for each sale of CIC Products and Services, to current AGENT members, computed in accordance with the schedule attached as Exhibit B and incorporated herein by reference. Marketing fees shall be payable by CIC to AGENT sixty (60) days after the members are invoiced. Each payment shall be accompanied by a schedule setting forth the name of the AGENT member, for which a marketing fee is concurrently paid. If a member has a credit card chargeback, returned check or bad debt, the marketing fee shall be deducted. In the event that this Agreement is terminated, no further marketing fee shall be payable to AGENT for usage after the termination date.

4.   CIC will not hold itself out as affiliated with AGENT in any manner unless such representations are approved in writing by AGENT in advance. Except with the prior written consent of AGENT, CIC shall not make any reference to AGENT in any marketing materials of CIC, except materials specifically prepared for use by, or submission to AGENT members.

5.   Each member of AGENT desirous of utilizing the CIC services shall enter into separate agreement with CIC (hereinafter referred to as "member agreements"). The member agreements are completely separate and independent from this agreement and do not obligate AGENT by any of its terms. CIC agrees that AGENT does not incur any liability or responsibility for any breach or misconduct on the part of its members.

6.   CIC represents and warrants as follows:

a)   CIC shall comply with all applicable Federal and State laws relating to collection and distribution of consumer information, including but not limited to the Fair Credit Reporting Act (FCRA).

b)   The CIC Products shall be obtained from databases and other sources which are owned by CIC, or from which CIC has obtained valid and enforceable licenses to use.

7.   The parties do not intend that AGENT shall act as a credit or consumer reporting agency. The parties intend that CIC shall have the full responsibility for complying with applicable laws affecting credit reporting agencies. Notwithstanding the forgoing, AGENT represents that it will comply with all applicable laws, if any, regarding the Federal Credit Reporting Act and all other Federal and State laws, including, but not limited to, laws affecting credit reporting agencies and practices.

8.   AGENT shall be responsible to pay, collect and remit all applicable local, State and Federal taxes.

9.   CIC shall indemnify, defend and hold AGENT and/or AGENT members harmless from and against any and all costs, damages and liabilities (including reasonable attorney's fees actually incurred by AGENT and/or AGENT members based upon the improper use or distribution by CIC of information furnished by AGENT and/or AGENT members to CIC. AGENT shall give prompt written notice to CIC of the receipt of any claim demand or liability to which the obligation of indemnification and hold harmless may apply.

10.   CIC shall keep all information provided by AGENT confidential and shall not use such data for any other purpose other than accomplish the objects of this agreement. Other use of this data by CIC or any of its subcontractors, agents, or employees is prohibited without the express prior permission of AGENT.

11.   This agreement does not constitute a hiring by either party. This agreement shall not be construed as a partnership, and neither party shall be liable for any obligations incurred by the other except as specifically provided by this Agreement.

12.   In no event shall either party be liable to any person for any indirect, special or consequential damages including, without limitation, any loss of profits or loss of revenues arising out of or in connection with the provisions of this agreement or arising from the use of CIC Products and Services.

13.   If any provisions of this contract are held to be invalid, illegal or unenforceable, the validity, legality an enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.   This contract shall be deemed to be entered into and performed within the State of California and shall be construed under the laws of the State of California.

15.  This contract contains all representations and the entire understanding and agreement of the parties with respect to the subject matter hereof, and may not be modified or amended or waived in any respect whatsoever without the written consent of all parties hereto.

16.  Any controversy or dispute between the parties involving the construction of this application for any of the terms, covenants or conditions of this agreement or arising by reason of the alleged breach or default of any party hereunder may be submitted to arbitration at the request of any party. Arbitration shall comply with and be governed by the provisions of the Commercial Arbitration Rules of the American Arbitration Association with such arbitration being held in the County of Los Angeles, State of California. Any reward rendered in such arbitration may, at the discretion of the arbitrator(s) allocate to the prevailing party, and against the losing party all costs for arbitration including filing fees and arbitrator's compensation.

17.  All notices required to be given under this agreement shall be in writing and delivered certified mail, return requested, to the parties at the respective addresses set forth on page one of this agreement or alternatively by mail or carrier for which a signature is obtained, or by facsimile to the facsimile phone numbers set forth on page one of this agreement, except that notices to terminate this contract shall not be given by facsimile.

18.  The terms and conditions of this agreement shall inure to the benefit of each party equally and be binding upon the parties hereto, their successors and assigns.

19.  Duplicate originals of this agreement may be executed simultaneously with the original of the same, and if so executed by all parties hereto, make duplicate originals shall have the same force and effect and evidentiary value as the original of this agreement.

20.  This Agreement shall continue until terminated. Either party may terminate this Agreement for cause, provided the non-breaching party has provided the party claimed to be in breach with written notice specifying the breach, and the party claimed to be in breach has failed to cure such claim of breach within thirty (30) days of receipt of such notice, unless such cure period is extended by written mutual agreement of the parties. Any such termination for cause which is not timely cured shall be effective at the end of the allowed cure period. Either party may terminate this Agreement without cause, after three year from execution of this Agreement, upon the giving of notice to the other party, in which event the termination without cause shall be effective thirty (30) days after receipt of said notice by the other party.

21.  This agreement is effective as of this date upon which agreement has been executed by signatures of all parties hereto, and not earlier.

CONTEMPORARY INFORMATION CORPORATION

/s/ Sabrina Bower

Sabrina Bower

President

2/26/2014

AGENT: CO-SIGNER.COM

/s/ James Hodgins

James P. Hodgins

President

2/26/2014

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Exhibit A1 - Member Pricing

Consumer Credit Report (CR)

Features a complete credit history from Experian, credit summary, risk score model and FICO, score factors, and fraud search. Online $9.00 Phone/Fax $12.00

Crossnet Profile (CP)

Features credit history, credit summary, risk score model and FICO, score factors, fraud search, eviction search, bad check search and driver's license verification -all in a human readable format. Online $12.50 Phone/Fax $16.00

Crossnet Complete (CNC)

Features credit history, credit summary, risk score model and FICO, score factors, fraud search, eviction search, national criminal database scan, bad check search and driver's license verification-all in a human readable format. Online $20.00 Phone/Fax $23.00

Crossnet I Report (CNI)

Features credit history, credit summary, risk score model and FICO, score factors, fraud search, eviction search, bad check search and driver's license verification -all in a human readable format. Plus, verbal verification of the references on the rental application including current & past tenancy history, present employment and banking references. All in about 2 hours or less! Online N/A Phone/fax $24.00

Nationwide Criminal Database Scan (CRM)

Covers 50 states of available databases including OFAC, DOJ, and registered sex offender information. Online $8.00 Phone/Fax $8.50

CrosXscore (SC)

Apply your decision criteria to a quick and objective scoring model on any of the reports above. Add $3.00

RentBureau's Rent Reveal

Provides detailed rental payment and collection history on apartment applicants, which is collected from properties across the country. (Included in every Experian report pulled) No charge

More Consumer Information

Transllnion or Equifax credit added to above products $6.50

County Level Criminal Search price varies by county

Canadian Consumer Credit Report $18.00

Additional Reference Verified $5.00

Property Title Search $10.00

Bureau Reporting of Delinquency $5.00

Collection Services $10+

Surcharge on Colorado Applicants $1.38

Employment Check 1 (EMP)

Features a complete credit history from Experian, credit summary, and fraud search, plus notifies the applicant per current law. Online $12.00 Phone/Fax $14.00

Employment Check 2 (EMPII)

Features credit history, credit summary, fraud search, and national criminal database scan including OFAC.-all in a human readable format. Online $20.00 Phone/Fax $23.00

Employment Check 3 (EMPIII)

Features credit history, credit summary, fraud search, and national criminal database scan including OFAC. Plus, verbal verification of the references on the employment application (2 employment references and 1 educational reference or 1 state license verification). Online N/A Phone/Fax $30.50

Social Security Number Search (TRACE)

Delivers up-to-date name and address information from Experian to help you confirm applicant data or detect potential fraudulent activity associated with a Social Security number. Online $6.00 Phone/Fax $7.00

Employee Drug Testing

Comprehensive drug testing plus verification by a medical review officer. Price includes collection at approved sites. 5- Panel $41.00 10-Panel $45.00 Hair Follicle Test Available

Equifax Employment Credit Report add $7.50

1-9 Verification $8.00

Driving Records varies by state

Workers Comp. Report varies by state

Commercial Intelliscore $20.50 /$24.50

Business Profile Report $33.00 / $36.00

All Report (business profile & intelliscore) $38.00 / $41.00

Business Owner Profile $18.00

Canadian Business Report $47.00 / $75.00

Thomas Gale Report $23.00 / $25.00

List of Similars or No Record from BizlQ $5.00

Exhibit A2 - Other Fee Schedule

The set-up fee to AGENT members which includes the onsite physical inspection as required by the credit bureaus $90.00

Experian requires annual inspections on residential locations and the same fee would apply annually.

Equifax is only available to commercial locations

"Consumer Initiated" tenant screening product Standard Report $28.50 (ApplyConnect)

Experian Credit Report and Vantage 3.0 Score

National criminal report (including 50 state sex offender and OFAC/terrorist searches)

National eviction search

No set-up fee for the "consumer initiated" system.

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Exhibit B - CIC's Marketing Fee to AGENT

Ten percent (10%) on tenant and employment screening products paid out according to the Agreement Section 3. Twenty-five percent (25%) on consumer initiated products (ApplyConnect) paid out according to the Agreement Section 3.

Excluding finance fees (ex. late fee, NSF fee), court access and legislative imposed fees, and physical inspection fees incurred by the member(s).

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